Exhibit 10.13

FIRST BUSINESS FINANCIAL SERVICES, INC.
RESTRICTED STOCK UNIT AGREEMENT

THIS AGREEMENT, made this XXth day of XX, 20XX, (the “Grant Date”) by FIRST BUSINESS FINANCIAL SERVICES, INC., a Wisconsin corporation (the “Company”), and XXXXXXXXXX, an employee of the Company or one of its affiliates (the “Participant”).

1.
Grant of Restricted Stock Units. Pursuant to the First Business Financial Services, Inc. 2012 Equity Incentive Plan (the “2012 Plan”), the Board of Directors of the Company (the “Board”) or a committee thereof (the “Committee”) has granted to the Participant, on the terms and conditions set forth herein, xxx Restricted Stock Units (the “Units”) in exchange for the cancellation of the Participant’s Restricted Stock Agreement dated ________ and the cancellation of the shares issued thereunder that have not yet vested as of the Grant Date.

2.	Period of Restriction.

a.
Vesting Period. [Insert number] of the Units will vest on [insert date], another [insert number] of the Units will vest on [insert date] and the remaining [insert number] of the Units will vest on [insert date] provided that, subject to the provisions of Section 2(b) relating to Retirement (as defined below), the Participant is employed by the Company or an Affiliate on the applicable vesting date. If the Participant’s employment terminates prior to the date the Units are vested as a result of death or disability (within the meaning of Code Section 22(e)(3)), the Units will become fully vested on such date of termination. Subject to the provisions of Section 2(b) relating to Retirement, upon any other termination of employment prior to the date the Units are vested, the Participant will forfeit the Units unless otherwise determined by the Board or Committee. Notwithstanding the foregoing, in the event of a Change in Control, (1) any Units still outstanding shall become fully vested, or (2) if the Participant terminated employment within the 30 calendar days prior to the Change in Control and forfeited the Units, then such forfeited Units shall be re-issued to the Participant upon the Change in Control, and shall be fully vested on the date of such re-issuance provided that (1) the Participant did not voluntarily resign prior to the effective date of the Change in Control and (2) the Participant was not terminated for cause (as determined in good faith by the Board or Committee) prior to the effective date of such Change in Control.

b.
Retirement. Notwithstanding anything to the contrary in Section 2(a), if the Participant’s employment terminates as a result of Retirement after the first anniversary of the Grant Date, then the Units shall not be forfeited as a result of such termination of employment and shall continue to vest for as long as the Participant remains Retired (as defined below). “Retirement” for this purpose shall mean the Participant’s separation from service with the Company and its Affiliates on or after the date on which the Participant has achieved age 60 with at least 10 years of service in a senior executive capacity with the Company; provided that the Participant provides at least twelve (12) months’ notice to the Company’s Chief Executive Officer (or, if the Participant is the Company’s Chief Executive Officer, to the Board) prior to such Retirement. Following the Participant’s Retirement, the Participant shall be considered “Retired” for purposes of this Agreement so long as the Participant does not (x) directly, or indirectly through another, act as an officer, director, partner or employee of or consultant to or act in any managerial capacity with any entity that is engaged in the financial service industry or (y) act in any full-time position with any other entity if such position requires duties and responsibilities similar to the duties and responsibilities of the Participant with the Company prior to Retirement. Whether the Participant remains Retired at any time shall be determined by the Board or the Committee in its sole discretion. If, while this Award is outstanding, the Participant commences employment or other work of any kind following Retirement, then the Participant is required to promptly provide written notice to the Company of the name of his or her employer and the nature of his or her position or other work. In addition, as a condition for this Award to remain outstanding following Retirement, the Company will require the Participant to provide information relating to his or her activities following Retirement prior to each vesting date to enable the Board or the Committee to determine whether the Participant remains Retired, and the Participant’s failure to provide such information upon request will cause the Award to be forfeited. If the Participant receives any benefit under this Award after Retirement but when he or she is no longer Retired, then the Participant will be obligated to repay to the Company the value of such benefit (with such value to be determined by the Company, which may include a reasonable rate of interest) promptly following receipt from the Company of notice to the Participant of his or her repayment obligation.

c.
Settlement. As soon as practicable (but not more than thirty (30) days) after the Units vest, a number of Shares equal to the vested Units shall be issued to the Participant (or his or her beneficiary as provided in Section 5). Notwithstanding the foregoing, with respect to any Participant who is Retirement-eligible, is a specified employee (within the meaning of Code Section 409A) and whose Units vest due to the Participant’s termination of employment as a result of disability, settlement of the Units will not occur until six months following the Participant’s “separation from service” within the meaning of Code Section 409A. In addition, notwithstanding any provision herein to the contrary, in order for the Units held by a Participant who is Retirement-eligible or Retired to vest upon a Change in Control, such Change in Control must qualify as “change in control event” within the meaning of Code Section 409A. All vested Units shall be cancelled following settlement thereof.

d.	Non-Transferability of Units. The Participant may not sell, transfer or otherwise alienate or hypothecate any of the Units.

e.
No Voting Rights; Dividend Equivalents and Other Distributions. The Participant shall not have voting rights with respect to Shares subject to the Units unless and until such Shares are reflected as issued and outstanding shares on the Company’s stock ledger following vesting and settlement. The Participant shall receive a cash payment equivalent to any dividends or other distributions paid with respect to the Shares subject to the Units, so long as the applicable record date occurs before such Units are forfeited or cancelled. Such cash payment shall be paid to the Participant (or the Participant’s beneficiary in accordance with Section 5) at the same time as the dividend or other distribution is paid to stockholders of the Company. If, however, any dividends or distributions with respect to the Stock underlying the Units are paid in shares rather than cash, then the Participant shall be credited with additional restricted stock units equal to the number of shares that the Participant would have received had the Units been actual shares, and such restricted stock units shall be deemed Units subject to the same risk of forfeiture and other terms of this Agreement. The Participant shall have no rights as a holder of Stock unless and until the Shares are issued to the Participant. .

f.
Termination of Employment. For purposes of this Agreement, the Participant will not be considered to have terminated employment if the Participant transfers employment between the Company and any Affiliate of the Company, or between the Company’s Affiliates, or ceases to be employed by the Company or an Affiliate of the Company and immediately thereafter becomes (or remains) a non-employee director of the Company, a non-employee director of any Affiliate, or a consultant to the Company or any Affiliate until such Participant’s service as an employee, director of, or consultant to, the Company and its Affiliates has ceased.

3.
Non-Transferability of Award. This Agreement shall not be transferable other than by will or by the laws of descent and distribution, or pursuant to a beneficiary designation filed in accordance with Section 5.

4.
Issuance of Shares. The Shares issued in settlement of the Units will be issued and delivered in book entry form, and the Company will not be liable for damages relating to any delays in making an appropriate book entry or any mistakes or errors in the making of the book entry; provided that the Company shall correct any errors caused by it. Any such book entry will be subject to such stop transfer orders and other restrictions as the Company may deem advisable under (a) the 2012 Plan and any agreement between the Participant and the Company with respect to this Award or the Shares, (b) any applicable federal or state laws, and/or (c) the rules, regulations and other requirements of the Securities and Exchange Commission (“SEC”) of any stock exchange upon which the Shares are listed. The Company may cause an appropriate book entry notation to be made with respect to the Shares to reference any of the foregoing restrictions.

5.
Beneficiary. The Participant may designate one or more beneficiaries who shall be entitled to receive the Shares that are issued following the death of Participant. The Participant may from time to time revoke or change his or her beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Company. The last such designation received by the Company shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Company prior to the Participant’s death, and in no event shall any designation be effective as of a date prior to such receipt. If no beneficiary designation is in effect at the time of Participant’s death, or if no designated beneficiary survives the Participant or if such designation conflicts with law, the Participant’s estate will be considered the beneficiary. If the Board is in doubt as to the right of any person to receive Shares, the Company may refuse to issue shares to any individual, without liability for any interest or dividends on the underlying Stock, until the Board determines the person entitled to receive the shares, or the Company may apply to any court of appropriate jurisdiction and such application shall be a complete discharge of any Company liability.

6.	Restrictions on Issuance and Transfer of Shares.

a.
General. No shares of Stock will be issued under this Agreement unless and until the Company has determined to its satisfaction that such issuance complies with all relevant provisions of applicable law, including the requirements of any stock exchange on which the shares may then be traded.

b.
Securities Laws. Participant acknowledges that he or she is acquiring any Shares issued under this Award for investment purposes only and not with a view to resale or other distribution thereof to the public in violation of the Securities Act of 1933, as amended (the “Act”). Participant agrees and acknowledges with respect to any Shares that have not been registered under the Act, that (i) Participant will not sell or otherwise dispose of such shares except pursuant to an effective registration statement under the Act and any applicable state securities laws, or in a transaction which in the opinion of counsel for the Company is exempt from such registration, and (ii) a legend or appropriate stop transfer order will be placed on the certificates or book entry for the shares to such effect. As further conditions to the issuance of the Shares, the Participant agrees individually and on behalf of all beneficiary(ies), heirs, legatees and legal representatives, prior to such issuance to execute and deliver to the Company such investment representations and warranties, to enter into a restrictive stock transfer agreement, and to take or refrain from taking such other actions, as counsel for the Company determines may be necessary or appropriate for compliance with the Act and any applicable federal or state securities laws, regardless of whether the shares have at that time been registered under the Act or qualified under the securities laws of any state.

7.
Tax Withholding. To the extent that the receipt or vesting of, or other event with respect to, the Units or Shares subject to this Agreement results in income to the Participant for Federal, state or local income tax purposes or otherwise gives rise to a withholding obligation on the part of the Company or its Affiliates, the Participant shall deliver to the Company at the time the Company (or a Subsidiary or Affiliate) is obligated to withhold taxes such amount as the Company requires to meet its withholding obligation under applicable tax laws or regulations, and if the Participant fails to do so, the Company has the right and authority to deduct or withhold from other compensation payable to the Participant an amount sufficient to satisfy its withholding obligations. The Participant may satisfy the withholding requirement, in whole or in part, by electing to have the Company withhold for its own account that number of Shares otherwise deliverable to the Participant hereunder on the date the tax is to be determined having an aggregate Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax that the Company must withhold. Such election must be irrevocable, and submitted to the Company’s Human Resources Director before the applicable withholding date. The Fair Market Value of any fractional Share not used to satisfy the withholding obligation (as determined on the date the tax is determined) will be paid in cash.

8.	Failure to Enforce Not a Waiver. The failure of the Company to enforce at any time any provision of this Agreement shall in no way be a waiver of such provision or of any other provision hereof.

9.
Participant Bound by Plan. Participant hereby acknowledges receipt of a copy of the 2012 Plan and agrees to be bound by all the terms and provisions thereof. The terms of the 2012 Plan to the extent not stated herein are expressly incorporated herein by reference and in the event of any conflict between this Agreement and the Plan, the Plan shall govern. Any capitalized terms not defined herein will have the meanings given in the Plan. This Agreement is subject to all of the terms, conditions and provisions of the Plan, including, without limitation, the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan or this Agreement adopted by the Board and in effect from time to time. By signing below, the Participant agrees and accepts on behalf of himself or herself, and his or her heirs, legatees and beneficiary(ies), that all decisions or interpretations of the Board with respect to the Plan or this Agreement are binding, conclusive and final.

10.    Nonsolicitation of Clients

a.
In consideration of this Agreement, Participant agrees that while Participant is employed by the Company or any of its affiliates, and for a period equal to the greater of (i) two hundred seventy (270) days immediately following the date Participant ceases to be an employee of the Company or any of its affiliates, or (ii) the period during which the Units continue to vest pursuant to Section 2.b. above, Participant will not (except on behalf of the Company) solicit financial services business from, or conduct financial services business with, any client of the Company or any of its affiliates which was a client of the Company or any of its affiliates with which Participant had any contact during the period of one year prior to the date Participant ceased to be an employee of the Company or any of its affiliates. This covenant applies to clients whether they are persons or entities.

b.
This covenant is effective immediately, and remains in force before and after the time the rights to Units granted under this Agreement vest and Shares are issued in settlement thereof, and after such Shares are transferred by the Participant. The parties intend that this Section 10 is severable from any other provision of this agreement, as provided in Section 13, and is also severable from any other promise or duty owed by Participant to the Company or any affiliate.

c.
The Participant agrees that this covenant is reasonably and properly necessary to protect the legitimate business interests of the Company and its affiliates. The Participant acknowledges that damages for the violation of this covenant will be inadequate and will not give full, sufficient relief to the Company and its affiliates, and that a breach of this covenant will constitute irreparable harm to the Company or its affiliates. Therefore, the Participant agrees that in the event of any violation of this covenant, the Company or any of its affiliates shall be entitled to compensatory damages and injunctive relief.

d.
Participant will reimburse and indemnify the Company or any of its affiliates for the actual costs incurred by the Company or its affiliates in enforcing this covenant, including, but not limited to, attorney's fees reasonably incurred in enforcement activity.

e.
While Participant is employed by the Company or any of its affiliates and for a period equal to the greater of (i) two hundred seventy (270) days immediately following the date Participant ceases to be an employee of the Company or any of its affiliates, or (ii) the period during which the Units continue to vest pursuant to Section 2.b. above, Participant will inform each new employer, prior to accepting employment, of the existence of this Agreement, including the prohibitions contained in this section, and provide that employer with a copy of it. Participant authorizes the Company to forward a copy of the prohibitions against competition as contained in this section to any actual or prospective new employer.

f.	This Section 10 will become null and void upon a Change in Control.

11.	Protection of Leadership Pool
The Participant and the Company and its affiliates agree to the following:

a.	Participant has managerial, supervisory, or mentoring responsibilities and skills which are necessary to the legitimate business interests of the Company and its affiliates.

b.	If the Participant ceases to be so employed, the Company and its affiliates will have a business necessity to replace the skills lost.

c.
It takes time after an employee leaves the employ of the Company or any of its affiliates to replace the skills lost; 180 days is a reasonable measure of the time needed to replace the skills of the Participant.

d.
A primary and necessary source of replacement of Participant’s skills is the existing pool of employees of the Company and its affiliates who are in positions of the sort which constitutes the managerial and supervisory pool, specifically those employees having a position of officer, or above.

e.
The parties recognize that employees of the Company or any of its affiliates (not otherwise bound by contract) are not in any way restricted from competing with the Company or any of its affiliates, and are not obligated to accept, nor even to consider, proposals by the Company or any of its affiliates that they replace Participant in the event Participant leaves the Company or any of its affiliates.

f.
Because of the Participant’s present position, Participant is in a position to assist and influence another employee choosing whether to remain with the Company and its affiliates and consider or accept other positions with the Company and its affiliates rather than choosing to seek other opportunities outside the Company or any of its affiliates. Any suggestion by Participant that another employee of the Company or any of its affiliates seek another employment opportunity outside the Company or any of its affiliates and any offer of another employment opportunity by another employer with the assistance of the Participant, would be such assistance and influence, in derogation of Participant’s duty to the Company and its affiliates as a managerial and supervisory employee.

g.
The monetary value of the loss to the Company and its affiliates in case Participant in fact assists or influences another employee to leave the Company or any of its affiliates would be impossible to precisely measure. Injunctive relief for a breach of subsection (i) would also be ineffective.

h.
The parties agree that a fair estimate of the monetary value of the loss to the Company and its affiliates in case the Participant assists or influences another employee to leave the Company or any of its affiliates would be half of the Participant’s current base salary as of the last day the Participant worked for the Company or any of its affiliates, for a period of 180 days.

i.
In consideration of this Agreement, and of the continued employment of the Participant by the Company or any of its affiliates, the Participant agrees that the Participant, directly or through another, will not assist or influence another employee of the Company or any of its affiliates who holds a position described in subsection (d), to take a position outside the Company or any of its affiliates, whether or not in the financial services business, for a period of 180 calendar days beginning on the date the Participant gives the Company or any of its affiliates notice that the Participant is leaving the Company or any of its affiliates, or the date the Participant does leave the Company or any of its affiliates whichever is earlier. (The parties recognize and acknowledge that any action by Participant to assist or influence another employee to leave the Company or any of its affiliates against the wishes of the Company or any of its affiliates at any time during Participant's employment with the Company or any of its affiliates would be a breach of the Participant's duty to Company and any of its affiliates, but such conduct as to an employee who holds a position described in subsection (d) is a breach of this Agreement only during the 180 calendar day period stated above.)

j.
In the event of a breach by the Participant of subsection (i), the stipulated damages for such breach are agreed to be one-half of Participant’s daily rate of base pay as of the time he or she leaves the Company or any of its affiliates times 180. This provision for stipulated damages is intended to be and is severable from the substantive obligation in subsection (i), and from the other provisions of this Agreement.

k.
Subsections (i) and (j) are solely for the purposes stated in subsections (a) through (j), and are not for the purpose of limiting the ability of Participant to compete with the Company or any of its affiliates.

l.
Participant and the Company or any of its affiliates intend that the promise by Participant in subsection (i) is separate and separable from any other obligation of Participant, and for a different purpose, and with a different remedy from the promise of the Participant not to solicit or conduct business with clients of the Company and its affiliates, under Section 10.

m.
This section is effective immediately, and remains in force before and after the time the rights to Units granted under this Agreement vest and Shares are issued in settlement thereof, and after such Shares are transferred by the Participant.

n.
Participant will reimburse and indemnify the Company and its affiliates for the actual costs incurred by the Company and its affiliates in enforcing this covenant, including, but not limited to, attorney's fees reasonably incurred in enforcement activity.

12.
Notices. Any notice hereunder to the Company shall be addressed to it at its office, 401 Charmany Drive, Madison, WI 53719; Attention: Corporate Secretary, and any notice hereunder to Participant shall be addressed to him or her at the last home address on file with the Company. Either party may designate some other address at any time hereafter in writing.

13.
Severability. In the event any provision of the Agreement is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining provisions of the Agreement, and the Agreement shall be construed and enforced as if the illegal or invalid provision had not been included.

14.
Amendments. This Agreement may be amended or modified at any time by an instrument in writing signed by the parties hereto, and as provided in the Plan, under certain circumstances, the Agreement may be amended or terminated by the Company or the Board without the Participant’s consent.

IN WITNESS WHEREOF, the parties have executed this Restricted Stock Unit Agreement on the day and year first above written.

FIRST BUSINESS FINANCIAL SERVICES, INC.

By:

Corey Chambas
Its: President & CEO

The undersigned hereby accepts and agrees to all the terms and provisions of the foregoing Restricted Stock Unit Agreement and to all the terms and provisions of the First Business Financial Services, Inc. 2012 Equity Incentive Plan.

Participant

Date Granted: XXXXX, 20XX